Exhibit 10.10

INTERNAP NETWORK SERVICES CORPORATION
2014 STOCK INCENTIVE PLAN

STOCK GRANT CERTIFICATE

1.           Award of Stock Units. Internap Network Services Corporation (the “Company”) hereby awards to the employee or director (“Participant”) named in the Notice of Grant of Stock Award (“Notice”), the total number of RSUs set forth on the Notice (the “Award”), subject to the terms, definitions and provisions of the Internap Network Services Corporation 2014 Stock Incentive Plan (the “Plan”), which is incorporated herein by reference, and the terms of this Stock Grant Certificate (the “Certificate”) and Plan Prospectus. Unless otherwise defined herein, terms not defined in this Certificate shall have the meanings ascribed to them in the Plan. In the event of a conflict between the terms and conditions of the Plan and those of this Certificate, the terms and conditions of the Plan shall prevail.

2.           Terms of Award.

2.1           Lapsing of Restrictions. Subject to the limitations contained herein, the restrictions on the Award shall lapse, and the Award shall vest, as provided in the Notice, provided that vesting shall cease upon the termination of Participant’s status as an Eligible Employee or a Director. The period during which the RSUs are subject to restrictions imposed by the Plan and this Certificate shall be known as the “Restricted Period.” The RSUs will be converted to shares of Company Stock on a one-for-one basis promptly after the Award vests (but in no event later than the 15th day of the third month after the vesting date). No Stock will be issued if the RUSs do not vest.

2.2           Forfeiture. Simultaneously with termination of Participant’s status as an Eligible Employee or a Director, Participant shall automatically forfeit any remaining unvested RSUs and relinquish any rights in the unvested RSUs and the Stock underlying the unvested RSUs.

2.3           Number of Shares of Stock. The RSUs and the number of shares of Stock underlying the Award may be adjusted from time-to-time as provided in Section 13 of the Plan.

3.           Registration and Listing; Securities Laws.

3.1           Registration and Listing. The Award is conditional upon (a) the effective registration or exemption of the Plan and the Stock underlying the RSUs under the Securities Act of 1933 and applicable state or foreign securities laws, and (b) the effective listing of the stock on The Nasdaq Stock Market, or the Company’s then-current exchange of listing.

3.2           Securities Laws. By accepting the Award, Participant represents and warrants that Participant is acquiring the RSUs and any Stock issued thereunder as awarded under the Notice and this Certificate for Participant’s own account and investment and without any intent to resell or distribute the Stock.

4.           Rights as a Stockholder. During the Restricted Period, Participant shall have no voting, dividend, liquidation and other rights with respect to the Stock underlying the RSUs until the RSUs vest and the RSUs are converted to shares of unrestricted Stock. The RSUs shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to the Plan, the Notice or this Certificate. After the restrictions applicable to the RSUs lapse and the RSUs are converted to Shares, Participant shall have all stockholder rights, including the right to transfer the Shares, subject to such conditions as the Company may reasonably specify to ensure compliance with federal and state securities laws.

5.             No Obligation to Employ; Voluntary Participation. Nothing in this Certificate or the Plan shall confer on Participant any right to continue in the employ of, or other relationship with, the Company or an affiliate, or limit in any way the right of the Company to terminate Participant’s employment or other relationship at any time, with or without cause. By accepting this Award, Participant acknowledges and agrees that Participant’s participation in the Plan is voluntary and has not been induced by expectation of employment, appointment, continued employment or continued appointment, as applicable.

6.             Withholding. The Company shall be entitled to (a) withhold and deduct from Participant’s future wages (or from other amounts that may be due and owing to Participant from the Company), or make other arrangement for the collection of, all legally required amounts necessary to satisfy any and all federal, provincial, state and local withholding and employment-related tax requirements attributable to the RSUs or Stock issued upon vesting of the RSUs under this Certificate, including, without limitation, the award or vesting of the Stock units or the issuance of the Stock; or (b) require Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to the RSUs. Unless the Company’s Compensation Committee provides otherwise, withholding may be satisfied by withholding common stock to be received or by delivery to the Company of previously-owned common stock of the Company. Unless the tax withholding obligations of the Company are satisfied, the Company shall have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for herein.

7.             Transferability. Until the restrictions lapse as set forth herein and the RSUs are converted to Stock, the RSUs may not be transferred in any manner otherwise than by will or by the laws of descent and distribution. All rights with respect to the RSUs are exercisable during Participant’s lifetime only by Participant.

8.             Interpretation. Any dispute regarding the interpretation of this Certificate shall be submitted by Participant or the Company to the Compensation Committee for review. The resolution of such a dispute by the Compensation Committee shall be final and binding on the Company and Participant.

9.             Governing Law. This Certificate shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.

10.           Entire Agreement. The Plan, Notice and Prospectus are hereby incorporated by reference and made a part hereof. This Certificate, Plan, Notice and Prospectus constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

11.           Successors and Assigns. The Company may assign any of its rights under this Certificate. This Certificate shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Certificate shall be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

12.           Amendments. This Certificate may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

13.           Language. The parties hereto have expressly requested that this Certificate, all documents incorporated herein by reference, any notices or other documents to be given under such Certificate and other documents related thereto be drawn up in the English language. Les parties aux présentes ont expressément exigé que le présent certificat et tous les documents qui y sont incorporés par renvoi, ainsi que tout avis donné en vertu dudit certificat ou tout autre document qui s’y rapporte, soient rédigés en anglais.

14.           Acceptance. By executing the Notice, Participant acknowledges receipt of a copy of the Plan, Notice and Prospectus and this Certificate and that Participant has read and understands the terms and provisions hereof and thereof, and accepts the Award subject to all the terms and conditions of the Plan, Notice and Prospectus and this Certificate. Participant acknowledges that there may be adverse tax consequences upon acceptance of the Award and that Participant should consult a tax adviser prior to such exercise or disposition.